UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue, City of Industry, California	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a copy of a press release that Hot Topic, Inc. (the “Company”) issued on November 20, 2007 containing certain financial information for the third quarter ended November 3, 2007.

The information in this Item 2.02 and the corresponding exhibit are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 15, 2007, Cynthia Cohen, a member of the Company’s Board of Directors (the “Board”) informed the Company of her decision not to stand for re-election to the Board at the Company’s 2008 Annual Meeting of Shareholders (“Annual Meeting”). This decision was not the result of any disagreement with the Company known to any executive officer of the Company on any matter relating to the Company’s operations, policies or practices; nor does such determination or her expected departure as described above constitute removal for cause by the Company or the Board. Ms. Cohen is currently a member of the Board’s Compensation Committee and Governance and Nominating Committee. It is expected that Ms. Cohen will remain a member of the Board, Compensation Committee and Governance and Nominating Committee until the date of the Annual Meeting, which is expected to occur in June 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Hot Topic, Inc. Press Release dated November 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/s/ James McGinty
James McGinty
Chief Financial Officer

Date: November 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Hot Topic, Inc. Press Release dated November 20, 2007.